Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Roger Metz, Vice President

(303) 804-4082

E-mail: roger_metz@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

THIRD QUARTER 2008 RESULTS

Revenues of $118.0 million;

Income From Continuing Operations of $0.40 per share.

ENGLEWOOD, COLO. (October 21, 2008) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter ended September 30, 2008.

Third Quarter 2008 Highlights:

•

Results from continuing operations were as follows: total revenues were $118.0 million; operating income was $21.1 million; and income from continuing operations was $13.4 million, or $0.40 per diluted share.

•	Cash flows from operations for the quarter were approximately $27.6 million.

•

On July 14, 2008, CSG announced that it had entered into a restated and amended multi-year Master Subscriber Management System Agreement with Comcast, CSG’s largest client, which extends CSG’s contractual relationship with Comcast through December 31, 2012.

“CSG’s business continues to perform amidst volatile economic conditions. We have very strong partnerships with our clients and long-term contracts in place that together provide us with excellent revenue and cash flow visibility, and an extremely solid balance sheet with which to make continued smart investments in our business,” said Peter Kalan, Chief Executive Officer and President of CSG Systems International, Inc. “Furthermore, we have a broad portfolio of products that provide cost-effective ways for our clients to enhance their customer relationships, which is increasingly important in this market.”

CSG Systems International, Inc.

October 21, 2008

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
	2008	2007	Percent Change	2008	2007	Percent Change
Continuing operations:
Total revenues	$117,980	$107,561	10%	$348,446	$305,809	14%
Operating income	21,131	21,568	(2)%	66,281	63,183	5%
Income from continuing operations	13,418	15,202	(12)%	41,578	46,599	(11)%
Discontinued operations, net of tax	323	—	NM	323	269	20%
Net income	13,741	15,202	(10)%	41,901	46,868	(11)%
Diluted earnings per share:
Income from continuing operations	$0.40	$0.39	3%	$1.24	$1.11	12%
Discontinued operations, net of tax	0.01	—	NM	0.01	0.01	0%

Net income	$0.41	$0.39	5%	$1.25	$1.12	12%

Third Quarter 2008 Results From Operations

Revenues. Total revenues for the third quarter of 2008 were $118.0 million, a ten percent increase when compared to $107.6 million for the same period in 2007, and up sequentially when compared to $116.9 million for the second quarter of 2008.

•

The increase in year-over-year quarterly revenues relates primarily to the additional revenues generated from the businesses we acquired in 2007 and 2008, and to a lesser degree, organic growth factors.

•	The sequential quarterly revenue increase relates primarily to the full quarter impact of the DataProse acquisition we completed in the second quarter of 2008.

Results of Operations. Income from continuing operations presented in accordance with generally accepted accounting principles (“GAAP”) for the third quarter of 2008 was $13.4 million ($0.40 per diluted share), compared to $15.2 million ($0.39 per diluted share) for the same period last year, and $13.3 million ($0.40 per diluted share) for the second quarter of 2008.

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s performance (in thousands, except per share amounts):

	Quarter Ended September 30, 2008		Quarter Ended September 30, 2007
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$4,469	$0.09	$3,422	$0.06
Amortization of intangible assets (3)	2,789	0.05	4,556	0.08
Stock-based employee compensation	3,040	0.06	3,274	0.05

Total	$10,298	$0.20	$11,252	$0.19

CSG Systems International, Inc.

October 21, 2008

	Nine Months Ended September 30, 2008		Nine Months Ended September 30, 2007
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$12,113	$0.23	$9,328	$0.14
Amortization of intangible assets (3)	12,805	0.25	13,080	0.20
Stock-based employee compensation	8,608	0.17	8,126	0.12

Total	$33,526	$0.65	$30,534	$0.46

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s effective income tax rates from continuing operations of approximately 34% and 36%, respectively, for the quarter and nine months ended September 30, 2008, and 36% for the quarter and nine months ended September 30, 2007.

(3)	The decrease in amortization of intangible assets in the third quarter of 2008 as compared to the third quarter of 2007 is primarily due to the change in the life of the Comcast client contract intangible asset as a result of the extension of the contractual arrangement with Comcast effective July 1, 2008.

Total customer accounts processed on CSG’s systems as of September 30, 2008, were 45.4 million, consistent with the number of customer accounts processed as of June 30, 2008.

Financial Condition and Cash Flows

Certain key balance sheet items as of the end of the indicated periods are as follows (in thousands):

	September 30, 2008	June 30, 2008	December 31, 2007
Cash, cash equivalents and short-term investments	$164,749	$148,199	$132,832
Net trade accounts receivable	107,896	105,669	114,132

Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	September 30, 2008	June 30, 2008	September 30, 2007
Cash Flows from Operating Activities:
Operations	$30,440	$28,225	$28,404
Changes in operating assets and liabilities (4)	(2,881)	19,052	7,266

Net cash provided by operating activities	$27,559	$47,277	$35,670

(4)	The second quarter of 2008 was positively impacted by the receipt of a delayed first quarter client payment of approximately $10 million in April, which resulted in the payment of four monthly invoices by this client in the second quarter, and the normal fluctuations in the timing of payments from other clients.

Full Year 2008 Financial Guidance

A summary of CSG’s financial guidance for the full year 2008 is as follows. Overall, CSG’s current expectations are consistent with its previous guidance.

CSG Systems International, Inc.

October 21, 2008

2008 Full Year

Revenues	$470-$472 million

Earnings per Diluted Share	$1.64-$1.66

Cash flows from Operations	$118-$120 million

We expect the total of our non-cash items related to depreciation, amortization of intangible assets, and stock-based compensation for 2008 to be approximately $44 million.

Conference Call

CSG will host a one-hour conference call on Tuesday, October 21, at 5 p.m. EDT, to discuss CSG’s third quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems

Headquartered in Englewood, Colorado, CSG Systems (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a 25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately two-thirds of CSG’s revenues with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 3) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 4) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, economic conditions, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 5) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 6) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic, operating and financial goals established for such acquisitions; 7) CSG’s continued ability to protect its intellectual property rights; and 8) CSG’s dependency on a variety of computing environments and communications networks, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG's reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

CSG Systems International, Inc.

October 21, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$119,983	$123,416
Short-term investments	44,766	9,416

Total cash, cash equivalents and short-term investments	164,749	132,832
Trade accounts receivable-
Billed, net of allowance of $1,594 and $1,487	107,896	114,132
Unbilled and other	8,003	6,038
Deferred income taxes	11,063	10,657
Income taxes receivable	1,138	2,128
Other current assets	5,452	6,399

Total current assets	298,301	272,186
Property and equipment, net of depreciation of $79,564 and $69,565	45,066	32,656
Software, net of amortization of $35,812 and $34,445	8,134	8,649
Goodwill	91,965	60,745
Client contracts, net of amortization of $110,331 and $98,822	32,396	31,526
Deferred income taxes	—	9,453
Other assets	7,573	7,173

Total assets	$483,435	$422,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$29,128	$26,657
Trade accounts payable	20,403	18,429
Accrued employee compensation	21,974	21,042
Deferred revenue	14,034	17,480
Other current liabilities	11,563	7,595

Total current liabilities	97,102	91,203

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	9,039	9,790
Income taxes payable	4,232	4,918
Deferred income taxes	6,907	—
Other non-current liabilities	4,883	3,953

Total non-current liabilities	255,061	248,661

Total liabilities	352,163	339,864

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,980,756 shares and 34,275,280 shares outstanding	629	622
Additional paid-in capital	356,765	350,272
Treasury stock, at cost, 27,956,808 shares and 27,956,808 shares	(667,858)	(667,858)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	(73)	15
Unrecognized pension plan losses and prior service costs, net of tax	—	(435)
Accumulated earnings	441,809	399,908

Total stockholders’ equity	131,272	82,524

Total liabilities and stockholders’ equity	$483,435	$422,388

CSG Systems International, Inc.

October 21, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues:
Processing and related services	$110,582	$97,769	$324,056	$277,691
Software, maintenance and services	7,398	9,792	24,390	28,118

Total revenues	117,980	107,561	348,446	305,809

Cost of revenues:
Processing and related services	58,458	50,607	167,482	138,571
Software, maintenance and services	4,448	6,016	14,438	18,615

Total cost of revenues	62,906	56,623	181,920	157,186

Gross margin (exclusive of depreciation)	55,074	50,938	166,526	148,623

Operating expenses:
Research and development	16,750	15,415	49,675	43,254
Selling, general and administrative	12,717	10,566	38,386	32,313
Depreciation	4,469	3,422	12,113	9,328
Restructuring charges	7	(33)	71	545

Total operating expenses	33,943	29,370	100,245	85,440

Operating income	21,131	21,568	66,281	63,183

Other income (expense):
Interest expense	(1,995)	(1,684)	(5,677)	(5,365)
Interest and investment income, net	1,193	3,707	3,896	14,317
Other, net	2	(2)	17	133

Total other	(800)	2,021	(1,764)	9,085

Income from continuing operations before income taxes	20,331	23,589	64,517	72,268
Income tax provision	(6,913)	(8,387)	(22,939)	(25,669)

Income from continuing operations	13,418	15,202	41,578	46,599

Discontinued operations:
Income from discontinued operations	—	—	—	—
Income tax benefit	323	—	323	269

Discontinued operations, net of tax	323	—	323	269

Net income	$13,741	$15,202	$41,901	$46,868

Basic earnings per common share:
Income from continuing operations	$0.40	$0.39	$1.25	$1.12
Discontinued operations, net of tax	0.01	—	0.01	0.01

Net income	$0.41	$0.39	$1.26	$1.13

Diluted earnings per common share:
Income from continuing operations	$0.40	$0.39	$1.24	$1.11
Discontinued operations, net of tax	0.01	—	0.01	0.01

Net income	$0.41	$0.39	$1.25	$1.12

Weighted-average shares outstanding:
Basic	33,281	38,587	33,191	41,633
Diluted	33,673	38,969	33,402	41,999

CSG Systems International, Inc.

October 21, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2008	September 30, 2007
Cash flows from operating activities:
Net income	$41,901	$46,868
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	12,113	9,328
Amortization	13,692	13,967
Restructuring charge for abandonment of facilities	—	308
Gain on short-term investments and other	(969)	(3,061)
Deferred income taxes	15,094	9,154
Excess tax benefit of stock-based compensation awards	(236)	(870)
Stock-based employee compensation	8,608	8,126
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	9,649	7,310
Other current and non-current assets	706	1,200
Income taxes payable/receivable	(941)	5,385
Trade accounts payable and accrued liabilities	637	(478)
Deferred revenue	(4,566)	(1,406)

Net cash provided by operating activities	95,688	95,831

Cash flows from investing activities:
Purchases of property and equipment	(19,539)	(12,386)
Purchases of short-term investments	(57,315)	(189,536)
Proceeds from sale/maturity of short-term investments	22,245	309,800
Acquisition of businesses, net of cash acquired	(40,267)	(65,382)
Acquisition of and investments in client contracts	(3,277)	(6,914)

Net cash provided by (used in) investing activities	(98,153)	35,582

Cash flows from financing activities:
Proceeds from issuance of common stock	875	1,786
Repurchase of common stock	(1,738)	(255,889)
Payments on acquired equipment financing	(341)	—
Excess tax benefit of stock-based compensation awards	236	870

Net cash used in financing activities	(968)	(253,233)

Net decrease in cash and cash equivalents	(3,433)	(121,820)
Cash and cash equivalents, beginning of period	123,416	240,687

Cash and cash equivalents, end of period	$119,983	$118,867

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$3,269	$3,193
Income taxes	8,404	10,790